Exhibit A

AUDIT COMMITTEE CHARTER

        The board of directors (the “Board”) of Champps Entertainment, Inc. (the “Company”) shall appoint the audit committee which shall be constituted and have the responsibilities and authority described herein.

Composition

        The audit committee shall meet the size, independence and experience requirements of the National Association of Securities Dealers, Inc., as may be in effect from time to time. Additionally, at least one member of the audit committee shall be designated by the Board to be an “Audit Committee Financial Expert” as defined in the Securities Exchange Act of 1934 and the rules and regulations promulgated pursuant thereto (the “Act”).

Responsibilities and Authority

        The audit committee’s primary responsibility shall be to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statement and to monitor the independence of the Company’s external auditors and the administration of the Company’s internal controls.

        In carrying out its responsibilities, the audit committee shall undertake, among other things, the following activities:

1.

Take responsibility for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each registered public accounting firm performing audit or other services for the Company shall report directly to the Committee.

2.	Evaluate the performance of the independent auditors and make decisions regarding the replacement or termination of the independent auditors when circumstances warrant.

3.

Review and approve in advance the Company’s independent auditors’ engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act, all permitted non-audit engagements and relationships between the Corporation and such independent auditors.Approval of audit and permitted non-audit services will be made by the Committee or as otherwise provided for in the pre-approval policy adopted by the audit committee.

4.	Evaluate the independence of the Corporation’s independent auditors by, among other things:

(a)	Reviewing written reports from the independent auditors delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1;

(b)	Actively engaging in dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

(c)	Confirming that the compensation of the audit partner of the independent auditors is consistent with the Act;

(d)	Taking, or recommending that the Board take, appropriate action to insure the independence of the auditors and compliance with the Act; and

(e)	Monitoring compliance by the independent auditors with the audit partner rotation requirements and the employee conflict of interest requirements of the Act.

5.

Meet with the independent auditors prior to the audit to discuss and review the planning and staffing of the audit. The audit committee shall monitor the progress and results of the audit plan with the independent auditors throughout the fiscal year.

6.

Review with management, the Company’s independent auditors and the leader of the Company’s internal auditing department, the following information which is required to be reported by the independent auditors:

(a)	All critical accounting policies and practices to be used;

(b)

All alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(c)	All other material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences.

7.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

8.	Obtain from the independent auditors assurance that the independent auditors have complied with Section 10A of the Act with regard to its performance of services for the Company.

9.	Resolve all disagreements between the independent auditors and management regarding financial reporting.

10.	Read and discuss the Company’s annual audited financial statements and the report thereon with the independent auditors and management prior to the publication of such statements.

11.

Read and discuss the Company’s quarterly financial statements with the independent auditors and management prior to the filing of the Company’s quarterly report with the Securities and Exchange Commission (“SEC”) or the release of quarterly earnings.

12.

Discuss with the independent auditors and management the acceptability and quality of critical accounting principles and underlying estimates in the financial statements on both an annual and quarterly basis.

13.	Discuss major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management.

14.	The audit committee shall review:

(a)

The adequacy and effectiveness of the Company’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of the Company’s internal audit function, through inquiry and periodic meetings with the Company’s independent auditors, management and the leader of the Company’s internal audits;

(b)

The report prepared annually by management, and attested to by the independent auditors, assessing the effectiveness of the Company’s internal controls over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal controls over financial reporting prior to its inclusion in the Company’s annual report; and

(c)	The level of involvement and interaction with internal audit, including the audit committee’s authority and role in appointing and compensating employees involved in the internal audit function.

15.	The audit committee shall periodically review with the chief executive officer and chief financial officer and independent auditors:

(a)

All significant deficiencies and material weaknesses in the design or operation of the Company’s internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

16.

Review and discuss with the independent auditors the results of the Company’s year-end audit, including any comments or recommendations of the independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Company’s financial statements should be included in the Company’s annual report.

17.	Meet periodically with management to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

18.	Read and discuss the significant reports to management prepared by the internal auditing department and management’s responses.

19.	Meet periodically, and at least annually, with the chief financial officer, the senior internal auditing executive and the independent auditors in separate executive sessions.

20.

Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

21.

Review all related party transactions for potential conflict of interest situations or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest on an ongoing basis and, if appropriate, establish procedures relating thereto. Approve or disapprove all such transactions.

22.	Establish and implement procedures for:

(a)	The receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(b)	The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

23.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

24.	Review and reassess the adequacy of this Charter annually.

        The audit committee shall meet at least four times a year and make a report to the Board following each meeting. The audit committee shall have the authority to retain special legal, accounting or other advisors as it deems necessary.

        While the audit committee has the responsibility and authority set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the audit committee to conduct investigations or to assure compliance with laws and regulations.